Exhibit 99.1
Phoenix Technologies Ltd. Announces $13.05 Million Registered Direct Common
Stock Offering
MILPITAS, Calif.: June 29, 2009 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the leader in PC 3.0(TM) products, services and embedded technologies, has entered into definitive purchase agreements with selected new and existing institutional investors to sell 5,800,000 shares of its common stock, at a price of $2.25 per share in a registered direct offering. Federated Kaufmann Fund was the lead investor in the offering. The per share purchase price represents an approximate 22 percent discount to the three day volume-weighted average price of Phoenix’s common stock. The company expects to receive gross proceeds from the offering of $13.05 million and net proceeds of approximately $12.0 million, after deducting placement agent’s fees and other offering expenses. Phoenix intends to use the net proceeds from this offering for general corporate purposes. The offering is expected to close on or about July 2, 2009, subject to customary closing conditions.
The shares of common stock are being offered by the company pursuant to its existing shelf registration statement, which as amended, was declared effective by the Securities and Exchange Commission on June 26, 2009. A prospectus supplement describing the terms of the offering will be filed with the Securities and Exchange Commission, which forms a part of the effective Registration Statement.
Needham & Company, LLC served as exclusive placement agent for the offering. The shares of common stock may be offered only by means of a prospectus. Copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov or from Needham & Company, LLC, 445 Park Avenue, New York, NY 10022.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Phoenix Technologies
Phoenix Technologies Ltd. (NASDAQ: PTEC), the leader in PC 3.0™ products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products and services — SecureCore, Embedded BIOS, Phoenix FailSafe, HyperSpace and eSupport — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has 139 technology patents and 65 pending applications, and has shipped in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, Phoenix SecureCore, Embedded BIOS, Phoenix FailSafe, HyperSpace, eSupport, PC 3.0 and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks referenced herein are the property of their respective owners.
Safe Harbor
With the exception of historical information, the statements in this release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the proceeds the Company expects to receive from the offering and the closing of the offering. These statements involve risks and uncertainties, including our ability to close the offering within the specified time frame, or at all, and with all of the institutional investors that have executed purchase agreements. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those contained in our prospectus supplement and in our annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this release are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Investor Relations Contacts:
Phoenix Technologies Ltd.
Richard Arnold
Chief Operating Officer and Chief Financial Officer
Tel. +1 408 570 1256
investor_relations@phoenix.com
The Piacente Group, Investor Relations
Sanjay M. Hurry
Tel. +1 212 481 2050
phoenix@thepiacentegroup.com
SOURCE: Phoenix Technologies Ltd.